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                                                                  Exhibit 5(a)

                                                               January 28, 1997



Board of Directors,
   First Union Corporation,
      Charlotte, North Carolina  28288.

Gentlemen:

                  I am Executive Vice President, Secretary and General Counsel of First Union Corporation, a North Carolina corporation (the "Corporation"), and am rendering this opinion in connection with the registration under the Securities Act of 1933 (the "Act") of $250,000,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of First Union Corporation, a North Carolina corporation (the "Corporation"), $250,000,000 aggregate liquidation amount of Capital Securities (the "Capital Securities") of First Union Institutional Capital II, a Delaware statutory business trust (the "Issuer"), and the Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities.

                  In that connection, I have examined such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion. Based upon the foregoing, I am of the opinion as follows:

                  (1) The Corporation has been duly incorporated and is a validly existing corporation under the laws of the State of North Carolina.

                  (2) When:

                  (i) the Registration Statement relating to the Debt Securities, the Capital Securities and the
         Guarantee has become effective under the Act;



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                  (ii) the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of the Issuer has been duly executed and delivered;

                  (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

                  (iv) the Capital Securities have been duly executed in accordance with the Amended and Restated Trust Agreement of the Issuer and issued and delivered as contemplated in the Registration Statement, the Debt Securities and the Guarantee relating to the Capital Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  I am licensed to practice law only in the State of North Carolina. The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of North Carolina, and I am expressing no opinion as to the effect of the laws of any jurisdiction. I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by me to be responsible.

                  I understand that the Corporation has received an opinion regarding the Capital Securities from Richards, Layton & Finger, LLP, special Delaware counsel for the Corporation and the Issuer. I am expressing no opinion with respect to the matters contained in such opinion.

                  I hereby consent to the use of my name under the heading "Validity of New Capital Securities" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5(a) thereto. By providing such consent, I do not admit that I am within the class of persons whose consent is required under Section 7(a) of the Act.

                  Sullivan & Cromwell may rely on this opinion as if it were addressed to them for purposes of rendering their


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opinion dated the date hereof with respect to the Debt Securities and the
Guarantee.

                                                  Very truly yours,



                                                 Marion A. Cowell, Jr.





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